EXHIBIT 99.2

February 15, 2013

Mr. Ray Reaves
FieldPoint Petroleum Corporation
1703 Edelweiss Drive
Cedar Park, Texas 76613

Ref:	FieldPoint Petroleum Corporation
Estimates of Proved Reserves and Revenues
As of January 1, 2013
SEC Guideline Case

Dear Mr. Reaves:

In accordance with your request, we have estimated total proved reserves as of January 1, 2013 to FieldPoint Petroleum Corporation’s interests in selected oil and gas properties located in Louisiana, New Mexico, Oklahoma, Texas and Wyoming.

As presented in this report, we estimate the net reserves and future net revenue to FieldPoint Petroleum Corporation’s interests as follows:

FieldPoint Petroleum Corporation
Total Proved Reserves
As of January 1, 2013

SEC Price Guideline Case	Proved Developed Producing	Proved Behind Pipe	Proved Undeveloped	Total Proved

Estimated Future Net Oil, MBbl	784.40	22.50	227.34	1,034.24
Estimated Future Net NGL, Mgal	2,573.35		973.66	3,547.01
Estimated Future Net Gas, MMcf	1,002.90	114.33	299.25	1,416.49

Total Future Gross Revenue, M$	74,428.11	2,413.75	22,110.01	98,951.87
Severance Taxes, M$	4,961.34	176.19	1,545.39	6,682.92
Ad Valorem Taxes, M$	3,292.17	120.69	1,042.17	4,455.03

Lease Operating Costs, M$	24,488.63	210.42	2,886.77	27,585.82
Capital Expenditures, M$	0.00	62.04	4,652.00	4,714.04

Net Revenue (“FNR”), M$	41,685.97	1,844.40	11,983.67	55,514.05
Discounted FNR at 10%, M$	23,905.18	984.10	5,786.04	30,675.32
Discounted FNR at 15%, M$	19,855.36	771.29	4,261.99	24,888.63

This report has been prepared in accordance with the Society of Petroleum Engineers (“SPE”) - Petroleum Resources Management System (“SPE-PRMS”).  Risk factors have not been applied to these estimates.  A copy of the SPE-PRMS oil and gas reserve definitions for “Proved” reserves (Table 3 to the SPE-PRMS) are attached hereto.  This report also conforms to our understanding of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by SPE and the Guidelines for Application of Definitions for Oil and Gas Reserves prepared by the Society of Petroleum Evaluation Engineers (“SPEE”).

The oil reserves shown are expressed in barrels where one barrel equals 42 US gallons.  Gas volumes are expressed in millions of standard cubic feet (MMCF).  The reserve and income quantities attributable to the different reserve classifications that are included herein have not been adjusted to reflect the varying degrees of risk associated with them and thus are not comparable.

Future reserves in this report are based on conventional decline curve analysis.  The reserves are expressed as property gross and net reserves.  Values for reserves are expressed in terms of future net revenue and present worth of future net revenue.  Future net revenue is defined as revenue that will accrue to the appraised interests from the production and sale of the estimated net reserves after deducting production taxes, ad valorem taxes, direct lease operating expenses and capital costs.  Neither plug and abandonment costs nor salvage was considered in this evaluation.  No estimate of Federal Income Tax has been made in this report.  Present worth is defined as the future net revenue discounted at the rate shown per year, compounded monthly. The present worth used in this case is 10% per year, compounded monthly.

Prices utilized herein are the average prices of the 12-month prior to the ending date of the period covered by this report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period.  An average oil price of $94.71 per barrel based on the WTI Cushing, Oklahoma SPOT price and an average gas price of $2.75 per MMBtu based on the Henry Hub Gas Cash Market Price were used.  No price escalations are included in this report as per SEC regulations.  Where applicable, transportation costs have been included and adjustments for heating content, premiums and basis differentials have been applied.

Lease operating expenses are used to establish the economic limit of each property in this report and were not escalated.  FieldPoint Petroleum Corporation provided these expenses for the Bass Petroleum, Inc. (part of FieldPoint Petroleum Corporation) operated wells and the non-operated wells.  FieldPoint removed COPAS operating charges, capital expenditures and ad valorem taxes from the monthly operating expenses.  Severance and ad valorem taxes were also applied as a percentage of gross revenue.  A property is considered uneconomic when expenses exceed gross revenues.

Information necessary for the preparation of these estimates was obtained from records furnished by FieldPoint Petroleum Corporation and from commercially available data sources.  For purposes of this report, the individual well test and production data, as reported by the above sources, were accepted as represented together with all other factual data presented by FieldPoint Petroleum Corporation including the extent and character of the interest evaluated.  No field inspection of the properties was performed.

All reserve estimates herein have been performed in accordance with sound engineering principles and generally accepted industry practice.  As in all aspects of oil and gas evaluations, there are uncertainties inherent in the interpretation of engineering and geologic data and all conclusions and projections contained herein represent the informed, professional judgment of the undersigned.  The reserves may or may not be recovered, and the revenues therefrom and the cost related thereto could be more or less than the estimated amounts.  Estimates of reserves may increase or decrease as a result of future operations, governmental policies, product supply and demand, and also are subject to revision as additional operating history becomes available and as economic conditions change.

FieldPoint Petroleum Corporation	February 15, 2013

The evaluation of potential environmental liability costs from the operation and abandonment of the properties evaluated was beyond the scope of this report.  In addition, no evaluation was made to determine the degree of operator compliance with current environmental rules, regulations and reporting requirements.  Therefore, no estimate of the potential economic liability, if any, from environmental concerns is included in the projections presented herein.

FieldPoint Petroleum Corporation provided basic well information, operating costs, initial test rates and ownership interests which we have accepted as correct.  Historical production data was obtained from public sources such as state regulatory agencies, Lasser Production Data Services, Drillinginfo and IHS Energy Data Services.  Digital, hard copy and other pertinent data relating to the properties evaluated will be retained in our files and will be available for review upon request.  We have not inspected or performed well tests on the individual properties in this report.

We do not own an interest in the subject properties.  The employment to make this study and the compensation is not contingent on our estimates of reserves and future income for the subject properties.

We appreciate the opportunity to prepare this report.  If you have any questions regarding this report or if we can assist in any other way please do not hesitate to call.

Sincerely,

David N. Dennard, P.E.
Reservoir Engineer
PGH Petroleum & Environmental Engineers, L.L.C.

FieldPoint Petroleum Corporation	February 15, 2013

Date : 03/08/2013 2:17:53PM	Total

FieldPoint Petroleum Corporation
Reserve and Economic Projection
As of 1/1/2013
All Cases

		------------ Estimated 8/8 Ths Production -----------			---------------------- Net Production ----------------------

Year	Wells	Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -

2013	48	335.31	1,397.41	1,126.20	108.44	518.80	156.36	89.24	0.71	3.17
2014	45	294.55	1,192.14	793.65	94.81	443.74	127.55	89.26	0.71	3.21
2015	48	278.17	772.22	657.70	78.55	290.82	106.69	89.12	0.71	3.46
2016	49	301.85	599.29	663.90	83.29	227.58	117.32	90.04	0.71	3.28
2017	45	256.07	496.12	558.94	71.12	189.61	98.46	89.90	0.71	3.26
2018	43	221.04	427.94	477.78	62.12	164.39	84.33	89.78	0.71	3.23
2019	40	195.23	378.06	420.30	55.34	145.84	74.47	89.67	0.71	3.24
2020	39	175.45	340.40	377.53	50.10	131.77	67.16	89.58	0.71	3.24
2021	39	157.65	308.43	331.59	44.97	119.73	57.43	89.53	0.71	3.06
2022	37	143.18	282.43	271.17	40.87	109.91	49.06	89.47	0.71	2.94
2023	35	116.43	259.47	248.67	35.03	101.21	44.89	89.12	0.71	2.92
2024	31	104.34	239.23	228.01	31.80	93.53	41.33	89.01	0.71	2.92
2025	29	95.44	219.53	210.32	29.17	86.02	37.61	88.95	0.71	2.87
2026	28	87.78	202.16	195.17	26.94	79.41	34.65	88.89	0.71	2.83
2027	28	80.97	186.30	181.60	25.00	73.35	32.16	88.85	0.71	2.82

Sub-T		2,843.47	7,301.12	6,742.55	837.55	2,775.71	1,129.46	89.44	0.71	3.17
After		518.13	1,891.24	1,518.16	196.69	771.30	287.02	87.51	0.71	2.56

Total		3,361.60	9,192.36	8,260.72	1,034.24	3,547.01	1,416.49	89.07	0.71	3.05
Cum.		78,239.96	389.39	27,411.34
Cum.		78,239.96	389.39	27,411.34

Ult.		81,601.56	9,581.75	35,672.06

	----------------------------------- Company Future Gross Revenue ----------------------------------					------- Prod & Adv Taxes -------	----- Revenue ----
Year	Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	after Sev & Adv ------- M$ --------

2013	9,677.12	368.35	496.04	0.00	10,541.51	728.51	463.76	9,349.24
2014	8,462.40	315.05	409.94	0.00	9,187.39	633.33	402.61	8,151.45
2014	8,462.40	315.05	409.94	0.00	9,187.39	633.33	402.61	8,151.45
2015	7,000.18	206.49	369.55	0.00	7,576.22	517.44	327.59	6,731.19
2016	7,499.08	161.58	384.73	0.00	8,045.40	547.42	351.34	7,146.63
2017	6,393.96	134.62	320.96	0.00	6,849.55	463.16	295.94	6,090.44
2018	5,577.10	116.72	272.72	0.00	5,966.54	402.33	256.71	5,307.49
2019	4,962.90	103.55	241.46	0.00	5,307.91	356.96	227.57	4,723.38
2020	4,488.27	93.55	217.90	0.00	4,799.72	321.97	205.24	4,272.51
2021	4,025.57	85.01	175.96	0.00	4,286.54	287.73	184.21	3,814.60
2022	3,656.95	78.03	144.15	0.00	3,879.13	260.34	167.29	3,451.50
2023	3,121.98	71.86	131.30	0.00	3,325.13	222.53	153.04	2,949.56
2024	2,830.93	66.41	120.49	0.00	3,017.82	202.04	140.73	2,675.05
2025	2,594.57	61.08	107.98	0.00	2,763.63	184.98	129.17	2,449.48
2026	2,394.70	56.38	98.03	0.00	2,549.11	170.48	119.27	2,259.36
2027	2,221.06	52.08	90.64	0.00	2,363.78	157.81	110.54	2,095.44
Sub-T	74,906.76	1,970.75	3,581.85	0.00	80,459.37	5,457.03	3,535.01	71,467.32
After	17,211.52	547.63	733.35	0.00	18,492.50	1,225.89	920.02	16,346.59

Total	92,118.28	2,518.38	4,315.21	0.00	98,951.87	6,682.92	4,455.03	87,813.91

	----------------------------------- Deductions -----------------------------------				-------------------- Future Net Income Before Income Taxes --------------------
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum.
Year	Net Costs ------ M$ ------	Investments ------ M$ ------	Costs ------ M$ ------	Profits ------ M$ ------	Annual ------ M$ ------	Cumulative ------- M$ -------	@ 10.00% -------M$ -------	Annual @ 10.00% ------- M$ -------

2013	1,696.72	2,670.00	0.00	0.00	4,982.52	4,982.52	4,730.67	4,730.67
2014	1,539.32	0.00	0.00	0.00	6,612.13	11,594.65	5,716.67	10,447.34
2015	1,404.03	1,894.04	0.00	0.00	3,433.12	15,027.77	2,705.63	13,152.97
2016	1,430.52	150.00	0.00	0.00	5,566.11	20,593.88	3,936.51	17,089.48
2017	1,413.21	0.00	0.00	0.00	4,677.23	25,271.11	2,993.44	20,082.92
2018	1,388.60	0.00	0.00	0.00	3,918.89	29,190.01	2,270.06	22,352.98
2019	1,379.04	0.00	0.00	0.00	3,344.34	32,534.34	1,753.51	24,106.50
2020	1,375.97	0.00	0.00	0.00	2,896.54	35,430.88	1,374.62	25,481.12
2021	1,308.10	0.00	0.00	0.00	2,506.50	37,937.38	1,076.59	26,557.70
2022	1,263.42	0.00	0.00	0.00	2,188.08	40,125.46	850.76	27,408.47
2023	1,030.12	0.00	0.00	0.00	1,919.45	42,044.91	675.58	28,084.05
2024	973.77	0.00	0.00	0.00	1,701.28	43,746.19	542.02	28,626.06
2025	956.28	0.00	0.00	0.00	1,493.20	45,239.40	430.58	29,056.64
2026	946.61	0.00	0.00	0.00	1,312.75	46,552.15	342.69	29,399.33
2027	946.61	0.00	0.00	0.00	1,148.83	47,700.98	271.50	29,670.83
Sub-T	19,052.30	4,714.04	0.00	0.00	47,700.98	47,700.98	29,670.83	29,670.83
After	8,533.52	0.00	0.00	0.00	7,813.07	7,813.07	1,004.49	1,004.49

Total	27,585.82	4,714.04	0.00	0.00	55,514.05	55,514.05	30,675.32	30,675.32

Eco. Indicators		Present Worth Profile (M$)
		PW 5.00% :	39,676.28
Return on Investment (disc) :	13.291	PW 9.00% :	32,149.18
Return on Investment (undisc) :	22.012	PW 10.00% :	30,675.32

Years to Payout :	0.39	PW 12.00% :	28,081.64
Internal Rate of Return (%):	>1000	PW 15.00% :	24,888.63
		PW 20.00% :	20,868.44

TRC Eco Detailed2Sum.rpt

1

Date : 03/08/2013 2:17:53PM	FieldPoint Petroleum Corporation
	Reserve and Economic Projection	Producing Rsv Category
As of 1/1/2013
All Cases

		------------ Estimated 8/8 Ths Production -----------			---------------------- Net Production ----------------------
Year	Wells	Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2013	46	283.65	954.95	481.00	89.70	358.27	105.17	89.25	0.71	3.34
2014	43	226.37	608.20	399.08	70.07	231.87	86.04	89.28	0.71	3.38
2015	42	195.85	472.29	350.92	59.84	182.01	75.78	89.28	0.71	3.38
2016	40	175.20	395.47	316.75	53.60	153.63	67.39	89.27	0.71	3.38
2017	36	157.89	342.17	288.04	48.42	133.76	60.13	89.25	0.71	3.36
2018	34	143.72	303.95	265.08	44.19	119.41	54.49	89.23	0.71	3.31
2019	31	131.65	274.25	246.15	40.67	108.18	50.34	89.20	0.71	3.31
2020	30	121.46	250.87	230.34	37.74	99.28	47.05	89.17	0.71	3.31
2021	30	111.02	230.11	210.68	34.39	91.32	40.72	89.17	0.71	3.04
2022	29	102.14	212.65	194.87	31.65	84.59	36.31	89.16	0.71	2.86
2023	27	79.90	196.73	180.41	26.90	78.44	33.72	88.74	0.71	2.84
2024	23	71.54	182.62	166.45	24.56	72.99	31.45	88.65	0.71	2.83
2025	21	66.00	168.72	154.88	22.73	67.59	28.87	88.61	0.71	2.78
2026	20	61.21	156.43	144.92	21.17	62.81	26.85	88.58	0.71	2.73
2027	20	56.89	145.14	135.92	19.81	58.42	25.18	88.55	0.71	2.72

Sub-T		1,984.47	4,894.54	3,765.50	625.42	1,902.57	769.48	89.13	0.71	3.20
After		306.04	1,614.19	1,107.86	158.98	670.79	233.43	86.99	0.71	2.42

Total		2,290.51	6,508.73	4,873.36	784.40	2,573.35	1,002.90	88.69	0.71	3.02

Cum.		78,239.96	389.39	27,411.34
Ult.		80,530.47	6,898.12	32,284.69

	----------------------------------- Company Future Gross Revenue ----------------------------------					------- Prod & Adv Taxes -------	----- Revenue ----
Year	Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	after Sev & Adv ------- M$ --------

2013	8,005.30	254.37	351.28	0.00	8,610.95	585.33	367.23	7,658.39
2014	6,255.97	164.63	290.80	0.00	6,711.40	450.26	278.81	5,982.33
2014	6,255.97	164.63	290.80	0.00	6,711.40	450.26	278.81	5,982.33
2015	5,342.43	129.22	255.78	0.00	5,727.43	383.48	236.80	5,107.16
2016	4,784.80	109.08	228.03	0.00	5,121.91	341.43	210.65	4,569.83
2017	4,321.26	94.97	202.32	0.00	4,618.55	307.09	189.74	4,121.72
2018	3,943.04	84.78	180.44	0.00	4,208.26	279.49	173.21	3,755.56
2019	3,627.67	76.81	166.81	0.00	3,871.28	256.81	159.58	3,454.90
2020	3,365.21	70.49	155.60	0.00	3,591.30	237.92	148.28	3,205.09
2021	3,066.55	64.83	123.98	0.00	3,255.36	216.20	135.82	2,903.34
2022	2,822.22	60.06	103.82	0.00	2,986.10	198.60	125.57	2,661.94
2023	2,386.86	55.70	95.89	0.00	2,538.44	168.25	116.42	2,253.77
2024	2,177.35	51.82	89.10	0.00	2,318.28	153.87	108.27	2,056.13
2025	2,013.71	47.99	80.18	0.00	2,141.88	142.26	100.41	1,899.21
2026	1,874.76	44.60	73.23	0.00	1,992.58	132.31	93.62	1,766.66
2027	1,753.97	41.47	68.44	0.00	1,863.89	123.59	87.56	1,652.74
Sub-T	55,741.10	1,350.82	2,465.69	0.00	59,557.61	3,976.88	2,531.97	53,048.76

After	13,829.61	476.26	564.63	0.00	14,870.50	984.46	760.20	13,125.84

Total	69,570.70	1,827.08	3,030.33	0.00	74,428.11	4,961.34	3,292.17	66,174.60

	----------------------------------- Deductions -----------------------------------				-------------------- Future Net Income Before Income Taxes --------------------
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum.
Year	Net Costs ------ M$ ------	Investments ------ M$ ------	Costs ------ M$ ------	Profits ------ M$ ------	Annual ------ M$ ------	Cumulative ------- M$ -------	@ 10.00% -------M$ -------	Annual @ 10.00% ------- M$ -------

2013	1,643.54	0.00	0.00	0.00	6,014.85	6,014.85	5,744.91	5,744.91
2014	1,426.12	0.00	0.00	0.00	4,556.21	10,571.07	3,932.51	9,677.41
2015	1,331.85	0.00	0.00	0.00	3,775.31	14,346.38	2,948.48	12,625.90
2016	1,316.32	0.00	0.00	0.00	3,253.50	17,599.88	2,299.60	14,925.50
2017	1,295.23	0.00	0.00	0.00	2,826.48	20,426.36	1,808.04	16,733.54
2018	1,270.62	0.00	0.00	0.00	2,484.94	22,911.30	1,438.91	18,172.45
2019	1,261.07	0.00	0.00	0.00	2,193.83	25,105.13	1,149.97	19,322.42
2020	1,257.99	0.00	0.00	0.00	1,947.10	27,052.23	923.87	20,246.29
2021	1,190.94	0.00	0.00	0.00	1,712.40	28,764.64	735.40	20,981.69
2022	1,150.64	0.00	0.00	0.00	1,511.30	30,275.93	587.56	21,569.25
2023	917.34	0.00	0.00	0.00	1,336.44	31,612.37	470.33	22,039.58
2024	860.99	0.00	0.00	0.00	1,195.15	32,807.52	380.73	22,420.31
2025	843.50	0.00	0.00	0.00	1,055.71	33,863.23	304.40	22,724.71
2026	833.83	0.00	0.00	0.00	932.83	34,796.06	243.50	22,968.21
2027	833.83	0.00	0.00	0.00	818.91	35,614.98	193.52	23,161.73
Sub-T	17,433.79	0.00	0.00	0.00	35,614.98	35,614.98	23,161.73	23,161.73

After	7,054.84	0.00	0.00	0.00	6,071.00	6,071.00	743.45	743.45

Total	24,488.63	0.00	0.00	0.00	41,685.97	41,685.97	23,905.18	23,905.18

Eco. Indicators		Present Worth Profile (M$)
		PW 5.00% :	30,249.06
Return on Investment (disc) :	0.000	PW 9.00% :	24,938.77
Return on Investment (undisc) :	0.000	PW 10.00% :	23,905.18

Years to Payout :	0.00	PW 12.00% :	22,089.13
Internal Rate of Return (%):	0.00	PW 15.00% :	19,855.36
		PW 20.00% :	17,037.31

TRC Eco Detailed2Sum.rpt

2

Date : 03/08/2013 2:17:53PM	FieldPoint Petroleum Corporation
	Reserve and Economic Projection	Behind Pipe Rsv Category
As of 1/1/2013
All Cases

		------------ Estimated 8/8 Ths Production -----------			---------------------- Net Production ----------------------
Year	Wells	Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -

2013	1	0.00	0.00	567.72	0.00	0.00	32.35	0.00	0.00	2.76
2014	1	0.00	0.00	292.30	0.00	0.00	16.66	0.00	0.00	2.76
2015	2	37.87	0.00	233.14	4.17	0.00	15.98	86.83	0.00	4.43
2016	2	27.36	0.00	163.41	3.01	0.00	11.26	86.83	0.00	4.47
2017	2	19.17	0.00	119.33	2.11	0.00	8.16	86.83	0.00	4.42
2018	2	14.86	0.00	92.57	1.63	0.00	6.33	86.83	0.00	4.41
2019	2	12.16	0.00	74.61	1.34	0.00	5.12	86.83	0.00	4.43
2020	2	10.33	0.00	61.99	1.14	0.00	4.27	86.83	0.00	4.47
2021	2	8.95	0.00	46.78	0.98	0.00	3.30	86.83	0.00	4.67
2022	1	7.92	0.00	10.62	0.87	0.00	1.17	86.83	0.00	7.53
2023	1	7.10	0.00	9.53	0.78	0.00	1.05	86.83	0.00	7.53
2024	1	6.40	0.00	8.60	0.70	0.00	0.95	86.83	0.00	7.53
2025	1	5.75	0.00	7.71	0.63	0.00	0.85	86.83	0.00	7.53
2026	1	5.17	0.00	6.94	0.57	0.00	0.76	86.83	0.00	7.53
2027	1	4.66	0.00	6.25	0.51	0.00	0.69	86.83	0.00	7.53

Sub-T		167.70	0.00	1,701.51	18.45	0.00	108.88	86.83	0.00	3.85

After		36.87	0.00	49.49	4.06	0.00	5.44	86.83	0.00	7.53
Total		204.57	0.00	1,751.00	22.50	0.00	114.33	86.83	0.00	4.02

Cum.		0.00	0.00	0.00
Ult.		204.57	0.00	1,751.00

	----------------------------------- Company Future Gross Revenue ----------------------------------					------- Prod & Adv Taxes -------	----- Revenue ----
Year	Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	after Sev & Adv ------- M$ --------

2013	0.00	0.00	89.35	0.00	89.35	7.32	4.47	77.56
2014	0.00	0.00	46.00	0.00	46.00	3.77	2.30	39.93
2014	0.00	0.00	46.00	0.00	46.00	3.77	2.30	39.93
2015	361.74	0.00	70.80	0.00	432.54	31.45	21.63	379.47
2016	261.34	0.00	50.36	0.00	311.70	22.65	15.59	273.47
2017	183.14	0.00	36.05	0.00	219.19	15.94	10.96	192.29
2018	141.89	0.00	27.95	0.00	169.84	12.35	8.49	149.00
2019	116.11	0.00	22.69	0.00	138.80	10.09	6.94	121.77
2020	98.66	0.00	19.06	0.00	117.72	8.56	5.89	103.28
2021	85.47	0.00	15.42	0.00	100.89	7.32	5.04	88.52
2022	75.62	0.00	8.80	0.00	84.42	6.08	4.22	74.12
2023	67.79	0.00	7.89	0.00	75.68	5.45	3.78	66.45
2024	61.17	0.00	7.12	0.00	68.30	4.92	3.41	59.96
2025	54.90	0.00	6.39	0.00	61.29	4.42	3.06	53.81
2026	49.42	0.00	5.75	0.00	55.17	3.97	2.76	48.43
2027	44.48	0.00	5.18	0.00	49.65	3.58	2.48	43.59

Sub-T	1,601.72	0.00	418.82	0.00	2,020.54	147.86	101.03	1,771.65

After	352.20	0.00	41.00	0.00	393.20	28.33	19.66	345.21

Total	1,953.92	0.00	459.82	0.00	2,413.75	176.19	120.69	2,116.87

	----------------------------------- Deductions -----------------------------------				-------------------- Future Net Income Before Income Taxes --------------------
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum.
Year	Net Costs ------ M$ ------	Investments ------ M$ ------	Costs ------ M$ ------	Profits ------ M$ ------	Annual ------ M$ ------	Cumulative ------- M$ -------	@ 10.00% -------M$ -------	Annual @ 10.00% ------- M$ -------

2013	5.19	45.00	0.00	0.00	27.38	27.38	24.37	24.37
2014	5.20	0.00	0.00	0.00	34.73	62.11	30.08	54.45
2015	9.37	17.04	0.00	0.00	353.06	415.17	273.91	328.36
2016	10.20	0.00	0.00	0.00	263.27	678.44	186.53	514.89
2017	10.20	0.00	0.00	0.00	182.10	860.53	116.66	631.55
2018	10.20	0.00	0.00	0.00	138.80	999.33	80.46	712.00
2019	10.20	0.00	0.00	0.00	111.57	1,110.90	58.52	770.53
2020	10.20	0.00	0.00	0.00	93.08	1,203.98	44.19	814.71
2021	9.38	0.00	0.00	0.00	79.14	1,283.12	34.00	848.71
2022	5.00	0.00	0.00	0.00	69.12	1,352.24	26.87	875.59
2023	5.00	0.00	0.00	0.00	61.45	1,413.69	21.63	897.21
2024	5.00	0.00	0.00	0.00	54.96	1,468.65	17.51	914.72
2025	5.00	0.00	0.00	0.00	48.81	1,517.46	14.08	928.80
2026	5.00	0.00	0.00	0.00	43.44	1,560.90	11.34	940.14
2027	5.00	0.00	0.00	0.00	38.59	1,599.49	9.12	949.26

Sub-T	110.12	62.04	0.00	0.00	1,599.49	1,599.49	949.26	949.26

After	100.30	0.00	0.00	0.00	244.91	244.91	34.84	34.84

Total	210.42	62.04	0.00	0.00	1,844.40	1,844.40	984.10	984.10

Eco. Indicators		Present Worth Profile (M$)
		PW 5.00% :	1,306.44
Return on Investment (disc) :	72.613	PW 9.00% :	1,037.61
Return on Investment (undisc) :	109.240	PW 10.00% :	984.10

Years to Payout :	0.80	PW 12.00% :	889.25
Internal Rate of Return (%):	196.19	PW 15.00% :	771.29
		PW 20.00% :	620.87

TRC Eco Detailed2Sum.rpt

3

Date : 03/08/2013 2:17:53PM	FieldPoint Petroleum Corporation
	Reserve and Economic Projection	Behind Pipe Rsv Category
As of 1/1/2013
All Cases

		------------ Estimated 8/8 Ths Production -----------			---------------------- Net Production ----------------------
Year	Wells	Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -

2013	1	51.66	442.46	77.49	18.74	160.53	18.84	89.20	0.71	2.94
2014	1	68.18	583.94	102.27	24.74	211.86	24.86	89.20	0.71	2.94
2015	4	44.45	299.93	73.64	14.54	108.82	14.93	89.12	0.71	2.88
2016	7	99.29	203.82	183.74	26.68	73.95	38.67	91.94	0.71	2.75
2017	7	79.01	153.94	151.57	20.60	55.85	30.16	91.73	0.71	2.74
2018	7	62.47	123.99	120.13	16.29	44.98	23.51	91.58	0.71	2.74
2019	7	51.43	103.82	99.54	13.34	37.67	19.01	91.41	0.71	2.73
2020	7	43.67	89.53	85.20	11.23	32.48	15.84	91.23	0.71	2.73
2021	7	37.68	78.33	74.13	9.59	28.42	13.41	91.06	0.71	2.73
2022	7	33.12	69.78	65.68	8.35	25.32	11.58	90.89	0.71	2.72
2023	7	29.43	62.74	58.73	7.35	22.76	10.12	90.75	0.71	2.72
2024	7	26.40	56.61	52.97	6.54	20.54	8.94	90.62	0.71	2.72
2025	7	23.68	50.81	47.73	5.81	18.43	7.90	90.50	0.71	2.71
2026	7	21.40	45.73	43.31	5.20	16.59	7.03	90.41	0.71	2.71
2027	7	19.42	41.16	39.43	4.68	14.93	6.30	90.32	0.71	2.70

Sub-T		691.30	2,406.58	1,275.54	193.69	873.14	251.10	90.68	0.71	2.78

After		175.21	277.05	360.82	33.65	100.52	48.15	90.03	0.71	2.65

Total		866.52	2,683.63	1,636.36	227.34	973.66	299.25	90.59	0.71	2.76
Cum.		0.00	0.00	0.00

Ult.		866.52	2,683.63	1,636.36

	----------------------------------- Company Future Gross Revenue ----------------------------------					------- Prod & Adv Taxes -------	----- Revenue ----
Year	Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	after Sev & Adv ------- M$ --------

2013	1,671.82	113.98	55.42	0.00	1,841.21	135.86	92.06	1,613.29
2014	2,206.43	150.42	73.14	0.00	2,429.99	179.30	121.50	2,129.19
2014	2,206.43	150.42	73.14	0.00	2,429.99	179.30	121.50	2,129.19
2015	1,296.01	77.26	42.97	0.00	1,416.25	102.52	69.17	1,244.56
2016	2,452.94	52.50	106.35	0.00	2,611.78	183.34	125.11	2,303.34
2017	1,889.56	39.66	82.59	0.00	2,011.80	140.13	95.23	1,776.43
2018	1,492.17	31.94	64.33	0.00	1,588.43	110.49	75.01	1,402.93
2019	1,219.13	26.74	51.96	0.00	1,297.83	90.07	61.05	1,146.72
2020	1,024.40	23.06	43.24	0.00	1,090.70	75.49	51.07	964.14
2021	873.55	20.18	36.56	0.00	930.29	64.21	43.35	822.74
2022	759.11	17.97	31.53	0.00	808.61	55.66	37.50	715.45
2023	667.33	16.16	27.51	0.00	711.00	48.82	32.84	629.34
2024	592.40	14.58	24.26	0.00	631.25	43.25	29.04	558.96
2025	525.96	13.09	21.41	0.00	560.46	38.31	25.69	496.46
2026	470.53	11.78	19.05	0.00	501.36	34.20	22.90	444.27
2027	422.61	10.60	17.02	0.00	450.24	30.64	20.50	399.10

Sub-T	17,563.95	619.93	697.34	0.00	18,881.21	1,332.29	902.02	16,646.91

After	3,029.71	71.37	127.72	0.00	3,228.80	213.10	140.16	2,875.54

Total	20,593.66	691.30	825.05	0.00	22,110.01	1,545.39	1,042.17	19,522.45

	----------------------------------- Deductions -----------------------------------				-------------------- Future Net Income Before Income Taxes --------------------
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum.
Year	Net Costs ------ M$ ------	Investments ------ M$ ------	Costs ------ M$ ------	Profits ------ M$ ------	Annual ------ M$ ------	Cumulative ------- M$ -------	@ 10.00% -------M$ -------	Annual @ 10.00% ------- M$ -------
2013	48.00	2,625.00	0.00	0.00	-1,059.71	-1,059.71	-1,038.61	-1,038.61
2014	108.00	0.00	0.00	0.00	2,021.18	961.48	1,754.09	715.48
2015	62.82	1,877.00	0.00	0.00	-695.25	266.22	-516.76	198.72
2016	104.00	150.00	0.00	0.00	2,049.34	2,315.56	1,450.38	1,649.09
2017	107.78	0.00	0.00	0.00	1,668.65	3,984.22	1,068.74	2,717.83
2018	107.78	0.00	0.00	0.00	1,295.15	5,279.37	750.70	3,468.53
2019	107.78	0.00	0.00	0.00	1,038.94	6,318.30	545.02	4,013.55
2020	107.78	0.00	0.00	0.00	856.36	7,174.66	406.56	4,420.11
2021	107.78	0.00	0.00	0.00	714.96	7,889.62	307.19	4,727.30
2022	107.78	0.00	0.00	0.00	607.67	8,497.29	236.33	4,963.63
2023	107.78	0.00	0.00	0.00	521.56	9,018.85	183.62	5,147.25
2024	107.78	0.00	0.00	0.00	451.18	9,470.03	143.77	5,291.03
2025	107.78	0.00	0.00	0.00	388.68	9,858.71	112.10	5,403.13
2026	107.78	0.00	0.00	0.00	336.49	10,195.19	87.86	5,490.99
2027	107.78	0.00	0.00	0.00	291.32	10,486.51	68.86	5,559.84
Sub-T	1,508.40	4,652.00	0.00	0.00	10,486.51	10,486.51	5,559.84	5,559.84

After	1,378.38	0.00	0.00	0.00	1,497.16	1,497.16	226.20	226.20

Total	2,886.77	4,652.00	0.00	0.00	11,983.67	11,983.67	5,786.04	5,786.04

Eco. Indicators		Present Worth Profile (M$)
		PW 5.00% :	8,120.77
Return on Investment (disc) :	3.331	PW 9.00% :	6,172.80
Return on Investment (undisc) :	5.565	PW 10.00% :	5,786.04

Years to Payout :	1.41	PW 12.00% :	5,103.26
Internal Rate of Return (%):	78.61	PW 15.00% :	4,261.99
		PW 20.00% :	3,210.26

TRC Eco Detailed2Sum.rpt

4

All Cases	PGH Petroleum & Environmental Engineers, L.L.C.	Date :	3/8/2013
		Time :	2:24:36 PM
	Economic Information	File :	Fieldpoint Reserves 2013-01.Phd

	Rsv	Gross Rem Resv		Net Rem Resv		Net	Sev + Adv	Oper	Capital	FNR	Disc FNR, BTax
Lease Name	Cat	Oil Mbbl	Gas MMcf	Oil Mbbl	Gas MMcf	Rev M$	Tax M$	Exp M$	Costs M$	BTax M$	@ 10%, M$

Grand Total	Total	3,361.60	8,260.72	8,260.72	1,416.49	98,951.87	11,137.95	27,585.82	4,714.04	55,514.05	30,675.32
Producing Rsv Category	Total	2,290.51	4,873.36	784.40	1,002.90	74,428.11	8,253.51	24,488.63	0.00	41,685.97	23,905.18

Apache Bromide Sand Unit	PDP	857.31	944.43	165.548	182.37	15,760.31	1,857.35	6,940.95	0.00	6,962.01	4,466.04

Arrowhead #1	PDP	15.98	0.00	9.569	0.00	848.27	60.23	416.42	0.00	371.63	278.95

Buchanan L Lease	PDP	32.16	128.08	3.267	5.86	299.70	21.70	148.74	0.00	129.26	77.23

Buchanan M #1	PDP	17.01	73.31	1.729	4.02	161.49	11.76	68.98	0.00	80.74	52.96

Buchanan P #1	PDP	12.13	54.88	1.233	2.90	114.75	8.35	54.85	0.00	51.54	38.51

Carleston #1	PDP	1.60	0.00	0.908	0.00	81.71	5.80	55.38	0.00	20.53	16.97

Carleston #3	PDP	0.95	4.92	0.582	3.01	64.60	4.94	48.41	0.00	11.25	10.02

Chmelar, Eugene A #1 L	PDP	0.00	4.82	0.000	3.70	8.11	0.81	6.70	0.00	0.61	0.54

Clemmons Sunburst Federal #1	PDP	46.67	0.00	13.741	0.00	1,217.18	147.16	408.37	0.00	661.66	324.87

All Estimates Herein are Part of the PGH Petroleum & Environmental Engineers, L.L.C. Report and are Subject to its Conditions.

	Rsv	Gross Rem Resv		Net Rem Resv		Net	Sev + Adv	Oper	Capital	FNR	Disc FNR, BTax
Lease Name	Cat	Oil Mbbl	Gas MMcf	Oil Mbbl	Gas MMcf	Rev M$	Tax M$	Exp M$	Costs M$	BTax M$	@ 10%, M$
Cronos Fee #1	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Cushman #1	PDP	0.00	12.99	0.000	1.19	7.01	0.25	6.15	0.00	0.61	0.57

Cushman #2	PDP	6.45	1,356.13	0.591	114.41	369.69	30.94	159.12	0.00	179.63	96.09

East Lusk 1 Fed #1Y	PDP	177.11	212.53	64.258	51.66	6,134.74	756.27	948.09	0.00	4,430.38	2,838.74

East Lusk 1 Fed #2H	PDP	263.21	394.81	95.496	95.97	9,381.31	1,161.29	1,082.50	0.00	7,137.52	4,959.38

Elkhorn #14	PDP	9.21	0.00	8.063	0.00	674.80	88.13	178.04	0.00	408.64	247.35

Elkhorn A #15	PDP	17.21	0.00	14.199	0.00	1,188.30	155.19	525.07	0.00	508.03	256.37

Fields 4-1	PDP	0.00	147.43	0.000	5.53	15.23	1.08	2.25	0.00	11.90	4.71

Fischer #2	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Hermes Fee #1	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Hern #1	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Jennings Federal #1	PDP	134.06	0.00	97.192	0.00	8,472.20	1,024.29	1,928.51	0.00	5,519.40	2,297.23

Kasper #1	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Kinney St #38	PDP	85.57	0.00	74.871	0.00	6,265.97	818.34	1,300.20	0.00	4,147.43	1,464.57

Kinney St #38	PDP	11.14	0.00	9.749	0.00	815.92	106.56	164.28	0.00	545.08	308.97

Korczak Fed. #1	PDP	113.71	173.63	12.508	19.10	1,229.97	150.29	147.66	0.00	932.03	552.67

Lorenz #1	PDP	0.48	0.00	0.362	0.00	34.32	2.44	24.51	0.00	7.37	5.52

Lorenz #3	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Lorenz #4	PDP	0.54	1.62	0.101	0.30	11.58	0.88	3.76	0.00	6.94	5.69

Marquis #3	PDP	1.07	0.00	0.167	0.00	15.81	1.12	5.49	0.00	9.20	6.19

Marquis #4	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Marquis #6	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Marquis #7	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

McClintic A #1	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Menzel #1	PDP	6.33	0.00	3.690	0.00	332.63	23.62	166.92	0.00	142.10	91.38

Mercury Fee #1	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Mersiovsky #2	PDP	0.95	0.00	0.712	0.00	64.32	4.57	44.66	0.00	15.09	11.08

Merslovsky #1	PDP	0.92	0.00	0.601	0.00	54.29	3.85	38.90	0.00	11.53	8.66

Moerbe #2	PDP	0.47	3.77	0.261	2.09	34.60	2.78	24.44	0.00	7.38	6.55

Moerbe #3	PDP	0.11	2.55	0.078	1.88	20.64	1.85	12.74	0.00	6.05	5.18

Moerbe #5	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Nitsche #1	PDP	4.08	9.56	3.063	7.17	332.76	25.25	219.62	0.00	87.89	61.56

North Bilbrey 7 Federal #1	PDP	0.00	1,186.27	0.000	405.32	1,773.57	245.23	398.93	0.00	1,129.41	489.12

North Block 12 Unit	PDP	106.98	0.00	89.501	0.00	7,833.12	556.15	3,762.63	0.00	3,514.34	1,977.48

Peters #2	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Peters #5	PDP	0.69	4.59	0.395	2.62	56.87	4.65	44.77	0.00	7.45	6.39

All Estimates Herein are Part of the PGH Petroleum & Environmental Engineers, L.L.C. Report and are Subject to its Conditions.

		Gross Rem Resv		Net Rem Resv		Net	Sev + Adv	Oper	Capital	FNR	Disc FNR, BTax
Lease Name	Cat	Oil Mbbl	Gas MMcf	Oil Mbbl	Gas MMcf	Rev M$	Tax M$	Exp M$	Costs M$	BTax M$	@ 10%, M$
Peters #6	PDP	2.89	9.22	2.171	6.92	253.66	19.68	100.44	0.00	133.54	78.93

Peters #7	PDP	6.27	10.25	3.343	5.47	348.20	26.06	171.23	0.00	150.90	88.67

Peters #8	PDP	1.25	3.48	0.939	2.61	97.57	7.30	58.76	0.00	31.51	27.25

Peters #9	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Quinoco Sulimar #1	PDP	49.16	0.00	42.029	0.00	3,746.85	452.99	1,103.38	0.00	2,190.48	1,129.97

Rush Springs Medrano Unit	PDP	282.08	23.89	45.669	3.87	4,300.74	305.14	2,379.22	0.00	1,616.38	1,217.82

Shade Lease	PDP	13.24	72.82	10.175	55.24	1,254.05	99.68	884.53	0.00	269.85	210.71

Shearn Federal #3	PDP	0.46	0.00	0.378	0.00	32.74	3.96	25.30	0.00	3.47	3.39

Spretz #1	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Spretz #2	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

State Of Texas Z	PDP	3.20	0.00	2.804	0.00	249.00	17.68	210.06	0.00	21.26	20.00

Stauss #1	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Steinbach, Noble #1	PDP	1.10	7.37	0.505	3.39	49.30	3.61	35.16	0.00	10.54	8.89

Steinbach, Noble #2	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Stuessy #1	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Stuessy #2	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Stuessy #3	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Stuessy #4	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Stuessy #5	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Stuessy #6	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Stuessy #7	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Sunburst Spence Federal #2	PDP	1.72	12.38	0.506	3.65	55.94	6.89	41.40	0.00	7.66	6.89

Urban #1	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Urban #2	PDP	4.21	16.69	3.158	12.52	337.46	25.49	119.36	0.00	192.61	142.11

Urban #3	PDP	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Vahrenkamp #1	PDP	0.35	0.89	0.051	0.13	5.18	0.38	3.60	0.00	1.21	1.11

Wachsmann #1	PDP	0.44	0.00	0.232	0.00	21.00	1.49	17.57	0.00	1.94	1.89

Weise #1	PDP	0.01	0.03	0.007	0.02	0.67	0.05	0.60	0.00	0.02	0.02

Behind Pipe Rsv Category	Total	204.57	1,751.00	22.50	114.33	2,413.75	296.88	210.42	62.04	1,844.40	984.10

Korczak Fed. #1	PBP	204.57	274.54	22.503	30.20	2,181.38	266.23	164.46	17.04	1,733.65	895.74

Mercury Fee #1	PBP	0.00	1,476.46	0.000	84.13	232.36	30.65	45.96	45.00	110.75	88.35

Undeveloped Rsv Category	Total	866.52	1,636.36	227.34	299.25	22,110.01	2,587.56	2,886.77	4,652.00	11,983.67	5,786.04

Buchanan L PUD #1	PUD	68.54	203.56	6.964	20.68	659.32	48.31	156.51	150.00	304.50	90.27

Buchanan M PUD #1	PUD	68.57	203.65	6.967	20.69	662.11	48.52	156.76	150.00	306.82	86.04

Buchanan M PUD #2	PUD	68.57	203.65	6.967	20.69	662.11	48.52	156.79	150.00	306.80	80.52

All Estimates Herein are Part of the PGH Petroleum & Environmental Engineers, L.L.C. Report and are Subject to its Conditions.

		Gross Rem Resv		Net Rem Resv		Net	Sev + Adv	Oper	Capital	FNR	Disc FNR, BTax
Lease Name	Cat	Oil Mbbl	Gas MMcf	Oil Mbbl	Gas MMcf	Rev M$	Tax M$	Exp M$	Costs M$	BTax M$	@ 10%, M$
East Lusk 1 Fed #3H - PUD	PUD	313.33	469.99	113.678	114.25	11,167.52	1,382.40	1,093.92	2,625.00	6,066.20	3,444.06

Flying M South (Abo) PUD #1	PUD	217.16	362.66	63.933	106.77	6,348.89	770.81	347.15	1,099.00	4,131.93	1,886.20

McClintic A PUD #1	PUD	103.52	186.33	5.890	10.60	549.54	39.70	140.05	78.00	291.79	61.80

Quinoco Sulimar PUD #1	PUD	26.83	6.52	22.941	5.57	2,060.52	249.29	835.60	400.00	575.63	137.15

All Estimates Herein are Part of the PGH Petroleum & Environmental Engineers, L.L.C. Report and are Subject to its Conditions.